Exhibit 21.1

SUBSIDIARIES OF ONE AND ONE GREEN TECHNOLOGIES INC.

Subsidiaries	Place of Incorporation	Incorporation Time	Percentage Ownership
One and one International HK Limited	Hong Kong	May 29, 2024	100%